Exhibit 4.2

CONSOL ENERGY INC.

SUPPLEMENTAL INDENTURE NO. 2

$250,000,000

7.875% Notes due 2012

THIS SUPPLEMENTAL INDENTURE NO. 2, dated as of September 30, 2003 (this “Supplemental Indenture”), among CONSOL ENERGY INC., a Delaware corporation (the “Company”), the Guarantors listed on Schedule I hereto and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, a New York trust company, as trustee under the Indenture referred to below (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 7, 2002 (the “Indenture”), and Supplemental Indenture No. 1, dated as of March 7, 2002 providing for the issuance of the 7.875% Notes due 2012 in the aggregate principal amount of $250,000,000 (the “First Supplemental Indenture”);

WHEREAS, Article IX of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

WHEREAS, Section 9.01(a)(12) of the Indenture provides that the Company, the Guarantor Subsidiaries and the Trustee may enter into an indenture supplemental to the Indenture to provide for the release of a Guarantor Subsidiary in respect of its Subsidiary Guaranty pursuant to Article XI of the Indenture;

WHEREAS, Section 9.01(a)(11) of the Indenture provides that the Company, the Guarantor Subsidiaries and the Trustee may enter into an indenture supplemental to the Indenture to allow for the addition of Guarantor Subsidiaries by the execution of a supplemental indenture in respect of a Subsidiary Guarantee;

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, the Company, the Guarantor Subsidiaries and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of such series as follows:

ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.1 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.2 Rules of Construction. For all purposes of this Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

(c) the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture; and

(d) in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

ARTICLE TWO

GUARANTOR SUBSIDIARIES

SECTION 2.1 Releases. Effective as of the date hereof, Fairmont Supply Company is released from its obligations under its Subsidiary Guarantee.

SECTION 2.2 Guarantor Subsidiaries and Guarantors. Effective as of the date hereof, (i) the Guarantor Subsidiaries listed on Schedule I of the Indenture shall be as set forth on Schedule I attached hereto and (ii) the “Guarantors” as defined in the First Supplemental Indenture shall mean those subsidiaries of the Company listed on Schedule I attached hereto.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 3.1 Ratification. The Indenture, as supplemented and amended by the First Supplemental Indenture and this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 3.2 Trustee Not Liable for Recitals. The recitals contained herein are made by the Company and the Guarantors, and the Trustee assumes no liability for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.3 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 3.4 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

CONSOL ENERGY INC.

By:	/s/ Stephen E. Williams
Name: Stephen E. Williams
Title: Vice President & General Counsel

CARDINAL STATES GATHERING COMPANY by CNX Gas Company LLC, its sole partner,

by Consolidation Coal Company, its sole member

CONSOLIDATION COAL COMPANY

By:	/s/ John M. Reilly
Name: John M. Reilly,
Title: Treasurer

CENTRAL OHIO COAL COMPANY

By:	/s/ John M. Reilly
Name: John M. Reilly,
Title: Treasurer

CHURCH STREET HOLDINGS, INC.

By:	/s/ John M. Reilly
Name: John M. Reilly,
Title: Treasurer

CNX GAS COMPANY LLC
by Consolidation Coal Company, its sole member

CONSOLIDATION COAL COMPANY

By:	/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

CNX LAND RESOURCES INC.

By: /s/ Gary J. Bench
Name:	Gary J. Bench,
Title:	Assistant Secretary

CNX MARINE TERMINALS INC.

By: /s/ Gary J. Bench
Name:	Gary J. Bench,
Title:	Assistant Secretary

CONRHEIN COAL COMPANY
by Consolidation Coal Company, its General Partner

CONSOLIDATION COAL COMPANY

By: /s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

CONSOL DOCKS INC.

By: /s/ Gary J. Bench
Name:	Gary J. Bench,
Title:	Assistant Secretary

CONSOL FINANCIAL INC.

By: /s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

CONSOL OF CANADA INC.

By: /s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

CONSOL OF KENTUCKY INC.

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

CONSOL PENNSYLVANIA COAL COMPANY

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

CONSOLIDATION COAL COMPANY

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

CONSOL SALES COMPANY

By:/s/ Gary J. Bench
Name:	Gary J. Bench,
Title:	Assistant Secretary

EIGHTY-FOUR MINING COMPANY

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

GREENE ENERGY LLC
by Consolidation Coal Company, its member

CONSOLIDATION COAL COMPANY

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

HELVETIA COAL COMPANY

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

ISLAND CREEK COAL COMPANY

By:/s/ Peter B. Lilly
Name:	Peter B. Lilly,
Title:	President

IC COAL, INC.

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

JEFFCO COAL COMPANY

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

KEYSTONE COAL MINING CORPORATION

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

LAUREL RUN MINING COMPANY

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

LEATHERWOOD, INC.

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

MCELROY COAL COMPANY

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

MTB INC.

By:/s/ Gary J. Bench
Name:	Gary J. Bench,
Title:	Assistant Secretary

NEW CENTURY HOLDINGS, INC.

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

QUARTO MINING COMPANY

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

RESERVE COAL PROPERTIES COMPANY

By:/s/ Gary J. Bench
Name:	Gary J. Bench,
Title:	Assistant Secretary

ROCHESTER & PITTSBURGH COAL COMPANY

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

SOUTHERN OHIO COAL COMPANY

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

THE WHITE STAR COAL CO., INC.

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

TWIN RIVERS TOWING COMPANY

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

UNITED EASTERN COAL SALES CORPORATION

By:/s/ John M. Reilly
Name:	John M. Reilly
Title:	Treasurer

WINDSOR COAL COMPANY

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

WOLFPEN KNOB DEVELOPMENT COMPANY

By:/s/ John M. Reilly
Name:	John M. Reilly,
Title:	Treasurer

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ John F. Neylan
Name: John F. Neylan
Title: Trust Officer

SCHEDULE I

GUARANTORS

Cardinal States Gathering Company, a Virginia general partnership

Central Ohio Coal Company, a Ohio corporation

Church Street Holdings, Inc., a Delaware corporation

CNX Gas Company LLC, a Virginia limited liability company

CNX Land Resources Inc., a Delaware corporation

CNX Marine Terminals Inc. (Formerly Consolidation Coal Sales Company), a Delaware corporation

Conrhein Coal Company, a Pennsylvania general partnership

CONSOL Docks Inc., a Delaware corporation

CONSOL Financial Inc., a Delaware corporation

CONSOL of Canada Inc., a Delaware corporation

CONSOL of Kentucky, a Delaware corporation

CONSOL Pennsylvania Coal Company, a Delaware corporation

Consolidation Coal Company, a Delaware corporation

CONSOL Sales Company, a Delaware corporation

Eighty-Four Mining Company, a Pennsylvania corporation

Greene Energy LLC, a Pennsylvania limited liability company

Helvetia Coal Company, a Pennsylvania corporation

Island Creek Coal Company, a Delaware corporation

IC Coal , Inc., a Delaware corporation

Jeffco Coal Company, a Pennsylvania corporation

Keystone Coal Mining Corporation, a Pennsylvania corporation

Laurel Run Mining Company, a Virginia corporation

Leatherwood, Inc., a Pennsylvania corporation

McElroy Coal Company, a Delaware corporation

MTB Inc., a Delaware corporation

New Century Holdings, Inc., a Delaware corporation

Quarto Mining Company, a Ohio corporation

Reserve Coal Properties, a Delaware corporation

Rochester & Pittsburgh Coal Company, a Pennsylvania corporation

Southern Ohio Coal Company, a West Virginia corporation

The White Star Coal Co., Inc., a New York corporation

Twin Rivers Towing Company, a Delaware corporation

United Eastern Coal Sales Corporation, a Pennsylvania corporation

Windsor Coal Company, a West Virginia corporation

Wolfpen Knob Development Company, a Virginia corporation